    As filed with the Securities and Exchange Commission on June 18, 1999.
                                                      REGISTRATION NO. 333-_____
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           _________________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           _________________________

                               US ONCOLOGY, INC.
                 (formerly American Oncology Resources, Inc.)
            (Exact name of Registrant as specified in its charter)

Delaware                                  16825 Northchase Drive, Suite 1300           84-1213501
(State or other jurisdiction                    Houston, Texas 77060                 (I.R.S. Employer
of incorporation or organization)      (Address of principal executive offices)      Identification No.)
                                                      (Zip Code)

                           ________________________

                       PHYSICIAN RELIANCE NETWORK, INC.
                            1993 STOCK OPTION PLAN
                           (Full title of the plan)
                          __________________________
                               Phillip H. Watts
                                General Counsel
                               US Oncology, Inc.
                      16825 Northchase Drive, Suite 1300
                             Houston, Texas  77060
                    (Name and address of agent for service)

                                (281) 873-2674
         (Telephone number, including area code, of agent for service)
                         _____________________________
                                   Copy to:
                                Diana M. Hudson
                     Mayor, Day, Caldwell & Keeton, L.L.P.
                           700 Louisiana, Suite 1900
                             Houston, Texas  77002
                                (713) 225-7100
                         _____________________________
                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

              TITLE OF                 AMOUNT TO BE   PROPOSED MAXIMUM OFFERING   PROPOSED MAXIMUM AGGREGATE  AMOUNT OF REGISTRATION
     SECURITIES TO BE REGISTERED        REGISTERED       PRICE PER SHARE(1)           OFFERING PRICE(1)                FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share  2,576,365          $10.9375                        $28,178,993               $7,834
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).
================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement (the "Registration Statement") in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The latest annual report on Form 10-K of US Oncology, Inc. (formerly American Oncology Resources, Inc.) (the "Registrant"), filed on March 24, 1999, as amended by the Registrant's Forms 10-K/A filed on April 30, 1999 and May 7, 1999;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the document referred to in (a) above; and

         (c) The description of the Registrant's common stock contained in the registration statement pursuant to which the Registrant's shares of common stock were registered under Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

     The legality of the common stock offered hereby is being passed upon for the Registrant by Mayor, Day, Caldwell & Keeton, L.L.P., 700 Louisiana, Suite 1900, Houston, Texas 77002. Richard B. Mayor, of counsel to such law firm, is a director of the Registrant. Mr. Mayor owns 66,454 shares of Common Stock and has an option to purchase 51,000 shares of Common Stock at an average exercise price of $6.80.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Registrant's amended and restated certificate of incorporation provides that the Registrant's directors are not liable to the Registrant or its stockholders for monetary damages for breach of their fiduciary duty, subject to the described exceptions specified by Delaware law.

     Section 145 of the Delaware General Corporation Law grants to a corporation the power to indemnify each of its officers and directors against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of such corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The amended and restated bylaws of the Registrant provide for indemnification of each officer and director of the Registrant to the fullest extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was an officer or director of such corporation against liability asserted against or incurred by him in any such capacity, whether or not such corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Registrant has purchased and maintains a directors' and officers' liability policy for such purposes.

     Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     Reference is made to the Exhibit Index which immediately precedes the exhibits filed with this Registration Statement.

ITEM 9.  UNDERTAKINGS


     The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in a post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 which is incorporated by reference in this Registration Statement;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in a post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 which is incorporated by reference in this Registration Statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     See Item 6, "Indemnification of Directors and Officers," for the undertaking pursuant to Item 512(h) of Regulation S-K.

                                  SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON JUNE 17, 1999.

                              US ONCOLOGY, INC.


                              By: /s/ L. FRED POUNDS
                                  ----------------------------------------
                                  L. Fred Pounds
                                  Vice President of Finance and Treasurer


                               POWER OF ATTORNEY

     Each of the undersigned directors and officers of US Oncology, Inc. does hereby constitute and appoint L. Fred Pounds as the undersigned's true and lawful attorney-in-fact and agent to do any and all acts and things in the undersigned's name and behalf in the undersigned's capacities as director and/or officer, and to execute any and all instruments for the undersigned and in the undersigned's name in the capacities indicated below which such person or persons may deem necessary or advisable to enable US Oncology, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for the undersigned in the capacities indicated below any and all amendments (including post-effective amendments) hereto, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

          Signature                                   Title                                     Date
          ---------                                   -----                                     ----
/s/ R. DALE ROSS                           Chairman of the Board, Chief                      June 16, 1999
------------------------------             Executive Officer and Director
R. Dale Ross


/s/ L. FRED POUNDS                         Vice President of Finance and                     June 17, 1999
------------------------------             Treasurer
L. Fred Pounds


/s/ NANCY G. BRINKER                       Director                                          June 16, 1999
------------------------------
Nancy G. Brinker


/s/ RUSSELL L. CARSON                      Director                                          June 16, 1999
------------------------------
Russell L. Carson


/s/ JOHN T. CASEY                          Director                                          June 16, 1999
------------------------------
John T. Casey

          Signature                                   Title                                     Date
          ---------                                   -----                                     ----

/s/ J. TAYLOR CRANDALL                     Director                                          June 17, 1999
------------------------------
J. Taylor Crandall

                                           Director                                          June __, 1999
------------------------------
James E. Dalton


/s/ ROBERT W. DALY                         Director                                          June 16, 1999
------------------------------
Robert W. Daly

                                           Director                                          June __, 1999
------------------------------
Stephen E. Jones, M.D.

                                           Director                                          June __, 1999
------------------------------
Stanley A. Marks, M.D.


/s/ RICHARD B. MAYOR                       Director                                          June 16, 1999
------------------------------
Richard B. Mayor

                                           Director                                          June __, 1999
------------------------------
Robert A. Ortenzio


/s/ BOONE POWELL, JR.                      Director                                          June 16, 1999
------------------------------
Boone Powell, Jr.

                                           Director                                          June __, 1999
------------------------------
Edward E. Rogoff, M.D.

                                           Director                                          June __, 1999
------------------------------
Burton S. Schwartz, M.D.

                                 EXHIBIT INDEX
                                                                      Sequential
                                                                         Page
Exhibit No.                       Description                           Number*
-----------                       -----------                         ----------
   4.1       Amended and Restated Certificate of Incorporation of the
             Registrant - incorporated by reference from the Registrant's Form 8-K/A filed on June 17, 1999.

   4.2 Amended and Restated Bylaws of the Registrant - incorporated by reference from the Registrant's Form 8-K/A filed on June 17, 1999.

   4.3       Physician Reliance Network, Inc., 1993 Stock Option Plan.

     5       Opinion of Mayor, Day, Caldwell & Keeton, L.L.P.

  23.1       Consent of PricewaterhouseCoopers LLP.

  23.3       Consent of Mayor, Day, Caldwell & Keeton, L.L.P.
             (included in Exhibit 5).

    24 Powers of Attorney (included on signature page of this Registration Statement).







---------------
  *  This information appears only in the manually signed original.